EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K for the year ended October 28, 2000 into the Company's previously filed Registration Statements on Form S-8 (File Numbers 33-20437, 33-61322, 333-60381 and 333-
30878)  and  Form  S-3 (File Numbers 333-24527, 333-90745,  333-38246  and  333-
38218).




/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


St. Louis, Missouri
January 19, 2001